Exhibit 10.1

LSI LOGIC CORPORATION
1991 EQUITY INCENTIVE
STOCK OPTION AGREEMENT

1. Grant of Option. LSI Logic Corporation hereby grants a nonstatutory stock option (“Option”), pursuant to the Company’s 1991 Equity Incentive Option Plan (the “Plan”), to purchase Common Stock of the Company to the person named on the Notice of Grant of Stock Options attached to and incorporated into this agreement (the “Optionee”) on the date, for the number of shares, and at the exercise price as are each specified on the Notice of Grant of Stock Options. The shares may be purchased as set forth in and subject to the terms and conditions of this Option Agreement and the Plan. Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the “Code”).

2. Administration. All questions of interpretation concerning this Option Agreement shall be determined by the Company’s Board of Directors (the “Board”) and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent reference herein to the Board shall also mean the committee if such committee has been appointed. All determinations by the Board shall be final and binding upon all persons having an interest in the Option.

3. Exercise of Option and Provisions for Termination.

     (a) Right to Exercise. The Option shall be exercisable to the extent vested in accordance with the schedule set forth in the Notice of Grant of Stock Options. The Option shall be exercisable only in accordance with the terms of the Plan and this Option Agreement. The Option may not be exercised more than seven years after the date of grant (the “Expiration Date”).

     (b) Exercise Procedure. Subject to the terms of this Option Agreement, this Option shall be exercised by delivery of written notice of exercise to the Company, specifying the number of shares to be purchased and the purchase price to be paid, accompanied by payment in full in accordance with Section 4 of this Option Agreement. Such exercise shall be effective upon receipt by the Company of such written notice together with the required payment. The Optionee may purchase less than the number shares covered by the vested portion of the Option, provided that no partial exercise of this Option may be for a fraction of a share.

     (c) Continuous Employment Required. Except as otherwise provided in this Section 3, this Option may not be exercised unless the Optionee, at the time he or she exercises this Option is, and has been at all times since the date of grant of this Option, an employee of the Company. If this Option shall be assumed or a new Option substituted in a transaction to which Section 424(a) of the Code applies, employment by such assuming or substituting corporation shall be considered for purposes of this Option to be employment by the Company. The employment relationship shall not be considered interrupted in the case of: (i) sick leave, military leave or any other leave of absence approved by the Board; provided that any such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract, statute or pursuant to formal policy adopted from time to time by the Company and issued and promulgated to Employees in writing, or (ii) transfer between locations of the Company or between the Company, its subsidiaries or its successor. In the case of any employee on an approved leave of absence, the Board may make such provisions respecting suspension of vesting of the Option while on leave from the employ of the Company as it may deem appropriate, if any, except that in no event shall an Option be exercised after the Expiration Date.

Unless there is a written employment agreement for a specified term in effect, Optionee’s employment may be terminated at any time, with or without cause, by the Company. Neither the Plan nor this Option shall obligate the Company to employ Optionee for any particular length of time nor confer any right with respect to continuing the Optionee’s relationship as an employee with the Company.

     (d) Exercise Upon Termination of Employment. If the Optionee ceases to be employed by the Company for any reason, then, except as provided in paragraphs (e) and (f) below, the right to exercise this Option shall terminate 90 days after such cessation (but not after the Expiration Date). In that event, this Option shall be exercisable only to the extent that the Option was unexercised and vested on the date of such cessation. The Company’s obligation to deliver shares upon the exercise of this Option shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements, arising by reason of this option being treated as a nonstatutory stock option or otherwise.

     (e) Exercise Upon Death or Disability. In the event Optionee dies or becomes totally disabled (as defined in Section 22(e)(3) of the Code) prior to the Expiration Date while an employee of the Company, that portion of the Option which had become vested and exercisable as of the date of death or disability shall be exercisable within 12 months of the date of death or disability (but not after the Expiration Date). In the event the Optionee dies within 3 months after termination as an employee (other than discharge for misconduct as specified in paragraph (f) below), that portion of the Option that had become vested and exercisable as of the date of termination shall be exercisable within 6 months of the date of death (but not after the Expiration Date).

     (f) Discharge for Misconduct. If the Optionee is discharged due to misconduct (as defined immediately below) prior to the Expiration Date, the right to exercise this Option shall terminate immediately upon cessation of employment. “Misconduct” , include, but it not limited to (i) willful breach or neglect of duty; (ii) failure or refusal to work or to comply with the Company’s rules, policies, and practices; (iii) dishonesty; (iv) insubordination; (v) being under the influence of drugs (except to the extent medically prescribed) or alcohol while on duty or on Company premises; (vi) conduct endangering, or likely to endanger, the health or safety of another employee, any other person or the property of the Company; or (vii) conviction of a felony.

4. Payment of Purchase Price. Payment of the purchase price for shares purchased upon exercise of this Option, shall be made by delivery of (i) cash, (ii) a check made payable to the order of the Company, (iii) a promissory note, (iv) other shares of Common Stock of the Company which (x) either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares to be exercised, (v) a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds required to pay the exercise price, (vi) an irrevocable subscription agreement for the shares which obligates the option holder to take and pay for the shares not more than 12 months after the date of delivery of the subscription agreement, (vii) any combination of the foregoing methods of payment, or (viii) such other consideration and method of payment for the issuance of shares to the extent permitted under the Delaware General Corporation Law.

5. Withholding Taxes. At the time the Option is exercised the Optionee hereby authorizes withholding from payroll and other amounts payable to Optionee by the Company, or shall remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

6. Non-Transferability of Options. Except as provided in paragraph (e) of Section 3, this Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

7. Rights as a Stockholder. Until the shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares are issued, except as provided in Section 13 of the Plan.

8. Recapitalization. In the event that dividends are payable in Common Stock or in the event there are splits, subdivisions, or combinations of shares of Common Stock, the number of shares deliverable in connection with this Option shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price (where applicable).

9. Reorganization. In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in case all of the property or stock of the Company is acquired by another corporation prior to the

Expiration Date, then the Board, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall either (a) assume the outstanding Options or make a substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated, or otherwise reorganized corporation which will be issuable in respect to the shares of Common Stock, or (b) provide that the Option must be exercised within 30 days of the date of written notice or it will be terminated.

10. Compliance with Securities Law. This Option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification, or disclosure, or to satisfy such other condition.

11. Rule 16b-3. Options granted to persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, must comply with Rule 16b-3 and shall be deemed to contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Securities Exchange Act of 1934, as amended, with respect to Plan transactions.

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